For more information contact:                             For media inquiries:
Patricia K. Moore                                              David P. Garino
Director, Investor Relations                                    (314) 982-0551
ESCO Technologies Inc.
(314) 213-7277



                  ESCO TO POST UPDATED PRESENTATION ON WEB SITE


     St. Louis, MO, November 18, 2004 - ESCO Technologies Inc. (NYSE: ESE) announced it will post today an updated Company presentation on its Web site, www.escotechnologies.com.

     The presentation includes the Company's new five-year financial objectives and an overview of each of its three business segments.

     ESCO, headquartered in St. Louis, is a leading supplier of engineered filtration products to the process, health care and transportation markets worldwide. In addition, the Company markets proprietary, special purpose communications systems and is the industry leader in RF shielding and EMC test products.


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